EXHIBIT 5.1

December 15, 2003

Elite Flight Solutions
5550 Bee Ridge Road, Suite e-3
Sarasota, Florida 34232


RE:   ELITE FLIGHT SOLUTIONS, INC. (THE "CORPORATION")
      REGISTRATION STATEMENT TO FORM SB-2 (THE "REGISTRATION STATEMENT")

Gentlemen:

We have acted as special counsel to the Corporation in connection with the preparation of the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 Act"), relating to the proposed public offering of up to 86,186,445 shares of the Corporation's common stock (the "Common Stock"). Of the 86,186,445 shares in this offering, 62,158,346 are shares from the 100,000,000 shares of authorized common stock as existed prior to November 26, 2003. On November 26, 2003, a certificate of amendment was filed with the Delaware Secretary of State increasing Elite Flight's authorized shares of common stock to 2,000,000,000 shares. As a result, the additional 24,028,099 shares in this offering will come from the additional authorized shares of common stock.

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law, as we have deemed necessary or appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that all of the shares of Common Stock to be sold by the Selling Stockholder (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

Very truly yours,

/S/ KIRKPATRICK & LOCKHART LLP

KIRKPATRICK & LOCKHART LLP


                                  EXHIBIT 5.1